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                                                                EXHIBIT 4.7

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                          NORTH STAR UNIVERSAL, INC.

                                     AND


                                 ENSTAR INC.


                                      TO

                      NATIONAL CITY BANK OF MINNEAPOLIS
                                   Trustee
                           ------------------------

                         THIRD SUPPLEMENTAL INDENTURE

                                      TO

                    Indenture Dated as of April 26, 1989

                             --------------------

                        Dated as of November __, 1996

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          This THIRD SUPPLEMENTAL INDENTURE is dated as of November __, 1996, by and among North Star Universal, Inc., a corporation duly organized and existing under the laws of the state of Minnesota, having its principal office at 6475 City West Parkway, Eden Prairie, Minnesota 55346 (herein called the "Predecessor") and ENStar Inc., a corporation duly organized and existing under the laws of the state of Minnesota and a wholly owned subsidiary of Predecessor, having its principal office at 6479 City West Parkway, Eden Prairie, Minnesota 553446 (herein called the "Successor"), and National City Bank of Minneapolis, a national banking association, having its principal office at 651 Nicollet Mall, Minneapolis, Minnesota 55402 (herein called the "Trustee").

                                    RECITALS

     A. The Predecessor has heretofore executed and delivered to the Trustee a certain indenture, dated as of April 26, 1989, a first supplemental indenture thereto dated March 16, 1992, and a second supplemental indenture thereto dated March 16, 1995 (the indenture, first supplemental indenture and second supplemental indenture are herein referred to as the "Indenture"), pursuant to which one or more series of subordinated debentures, notes or other evidences of indebtedness of the Predecessor (herein called the "Time Certificates") have been and may be issued from time to time. All terms used in this Third Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     B. Predecessor and Successor have agreed that the Predecessor will assign to the Successor certain assets of Predecessor and the Successor will assume certain liabilities of the Predecessor, including the liabilities and obligations of the Predecessor under the Indenture.

     C. The Indenture provides that the Predecessor shall not assign all or substantially all of its assets to any corporation, unless the corporation to which the conveyance has been made shall assume by supplemental indenture the obligations of the Predecessor under the Time Certificates and the Indenture, and further provides that a supplemental indenture may be entered into by the Predecessor and the Trustee, without the consent of Holders, to supplement the Indenture to effect the assumption by the Successor of all the obligations of the Predecessor under the Time Certificates and the Indenture.

     D. All things necessary to make this Third Supplemental Indenture a valid agreement of the Predecessor, the Successor and the Trustee and a valid amendment of and supplement to the Indenture have been done.



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        NOW, THEREFORE, in consideration of the premises and the purchase of the Time Certificates by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Time Certificates, as follows:


                                 ARTICLE ONE


        The Successor hereby assumes all of the obligations of the Predecessor under the Indenture and the Time Certificates, including the due and punctual payment of the principal of (and premium, if any) and interest on all the Time Certificates and the performance and observance of every covenant of the Indenture on the part of the Predecessor to be performed or observed.

                                 ARTICLE TWO


        A. All references in the Indenture and Exhibit A thereto to North Star Universal, Inc., are hereby amended to refer to ENStar Inc.

        B. All references in the Indenture to the Company are hereby deemed to refer to the Successor.

        C. All other terms and conditions of the Indenture remain as originally stated.

                                ARTICLE THREE


        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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           IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed as of the day and year first above written.


                                                NORTH STAR UNIVERSAL, INC.

                                                By
                                                  ------------------------
                                                  Its
                                                     ---------------------


                                                ENSTAR INC.

                                                By
                                                  ------------------------
                                                   Its
                                                      --------------------

                                                NATIONAL CITY BANK OF
                                                MINNEAPOLIS,
                                                as Trustee

                                                By
                                                  ------------------------
                                                  Its
                                                     ---------------------


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